UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 21, 2014


                                  SOLAR3D, INC.
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             (Exact name of registrant as specified in its charter)


                                    DELAWARE
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                 (State or other jurisdiction of incorporation)


         000-49805                                   01-0592299
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  (Commission File Number)                (I.R.S. Employer Identification No.)


        26 WEST MISSION AVENUE, SUITE 8, SANTA BARBARA, CALIFORNIA 93101
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               (Address of principal executive offices) (Zip Code)


                                 (805) 690-9000
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              (Registrant's telephone number, including area code)


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              (Former name, former address and former fiscal year,
                          if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR240.14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR240.13e-4(c))


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SECTION 5.  CORPORATE GOVERNANCE AND MANAGEMENT
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         ITEM 5.02.  DEPARTURE OF DIRECTORS  AND CERTAIN  OFFICERS;  ELECTION OF
DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

         GENERAL. Mr. Abe Emard resigned as a director of Solar3D, Inc., a Delaware corporation (the "Company"), effective on July 21, 2014, and the Company accepted Mr. Emard's resignation. Mr. Emard resigned voluntarily for personal reasons.

         On July 21, 2014, Mr. Emil Beitpolous and Mr. Mark Richardson were appointed as directors of the Company. Mr. Beitpolous is currently the president of Solar United Network, Inc., a California corporation and a wholly owned subsidiary of the Company ("SUN"). Mr. Richardson is currently counsel to the Company.

         COMPENSATION   ARRANGEMENTS.   There   have  been  no  changes  to  Mr.
Beitpolous' compensation or to Mr. Richardson's compensation as a result of their appointments as directors of the Company.

         BIOGRAPHICAL INFORMATION. A comprehensive description of the experience and qualifications of Mr. Emil Beitpolous and Mr. Mark Richardson are included in the following paragraphs:

         EMIL BEITPOLOUS, age 36, has been the president of SUN since February 2011. From October 2009 until joining SUN in 2011, Mr. Beitpolous worked for Emard Electric, Inc. as its general superintendent where he was responsible for all solar field crews of up to 25 employees, project management of all commercial projects, recruitment of all field employees of the company's solar division, project budgeting and forecasting, and strategy for all field operations. From 2007 to September 2009, he was the solar superintendent of Rayco Electric, Inc. where he was responsible for all aspects of photovoltaic installation and performing quality inspections on system drawing and installed systems. Mr. Beitpolous holds a General Builders license with the California State License Board, as well as a DIR state certified Journeyman license. He is also a certified installer of AEE Solar, Deck Monitoring, PV Powered, Solectria Renewables, and SMA, as well as other photovoltaic equipment manufacturers.

         MARK J. RICHARDSON, age 61, has been a securities lawyer since he graduated from the University of Michigan Law School in 1978. He practiced as an associate and partner in large law firms until 1993, when he established his own practice under the name Richardson & Associates. He has been the principal securities counsel on a variety of equity and debt placements for corporations, partnerships, and real estate companies. His practice includes public and private offerings, venture capital placements, debt restructuring, compliance with federal and state securities laws, representation of publicly traded companies, Nasdaq and FINRA filings, corporate law, partnerships, joint ventures, mergers, asset acquisitions, and stock purchase agreements. As a partner in a major international law firm in the 1980's, Mr. Richardson participated in the leveraged buyout and recapitalization of a well known producer of animated programming for children, financed by Prudential Insurance and Bear Stearns, Inc. He was also instrumental in restructuring the public debentures of a real estate company without resorting to a bankruptcy proceeding. From 1986 to 1993 Mr. Richardson was a contributing author to State Limited Partnerships Laws - California Practice Guide, Prentice Hall Law and Business. Prior to receiving his juris doctor degree cum laude from the University of Michigan Law School in 1978, Mr. Richardson received a bachelor of science degree summa cum laude in Resource Economics from the University of Michigan School of Natural Resources in 1975, where he earned the Bankstrom Prize for academic excellence and achieved Phi Beta Kappa honors. Mr. Richardson is an active member of the Los Angeles County and California State Bar Associations, including the Section on Corporations, Business and Finance and the Section on Real Estate. Richardson & Associates is outside corporate legal counsel for the Company and certain of its affiliates. He was previously a director of the Company from October 2008 to February 2014.

SECTION 9. FINANCIAL STATEMENTS, PRO FORMA FINANCIALS & EXHIBITS
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         (d) Exhibits

             99.1   Resignation Notice from Abe Emard, dated July 21, 2014.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                  SOLAR3D, INC.
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                                  (Registrant)

Date:  July 21, 2014


                               /s/ James B. Nelson
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                    James B. Nelson, Chief Executive Officer
























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